Exhibit 10.2

PARENT COMPANY GUARANTEE

For the License Agreement by and between Karyopharm Therapeutics Inc. and Antengene Therapeutics Limited effective as of May 23, 2018 (the “Agreement”)

Antengene Corporation Co. Ltd., the parent entity of Antengene Therapeutics Limited, hereby fully and irrevocably guarantees the full, complete and punctual performance of all of the obligations of Antengene Therapeutics Limited to Karyopharm Therapeutics Inc. as described in the Agreement, including those financial obligations set forth in Article 8 of the Agreement. A copy of the Agreement is attached hereto as Appendix A.

ANTENGENE CORPORATION CO. LTD.

BY:	/s/ Jay Mei

NAME:	Jay Mei, MD, PhD

TITLE:	Chief Executive Officer

DATE: May 23, 2018

Execution Copy

Appendix A: License Agreement

[See Exhibit 10.1 to Form 10-Q]

Execution Copy